UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2022 (February 16, 2022)
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, Jeffrey G. Jackson, a Michigan member director on the Federal Home Loan Bank of Indianapolis ("Bank")’s board of directors, advised the Bank of his intention to retire, and therefore resign, as an officer from Michigan State University Federal Credit Union ("Member") on August 5, 2022. Mr. Jackson will become ineligible to serve on the Bank’s board as a member director upon his resignation from the Member. Accordingly, Mr. Jackson’s resignation from the Member will result in the end of his service on the Bank’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer